Exhibit 10.8

DEVELOPMENT, SUPPLY AND COMMERCIALIZATION AGREEMENT

THIS DEVELOPMENT, SUPPLY AND COMMERCIALIZATION AGREEMENT (this “Agreement”) dated as of November 7, 2017 (the “Effective Date”), is entered into between ***, with a place of business at ***, and ETON PHARMACEUTICALS, INC., a Delaware corporation (“Eton”), with a place of business at 21925 Field Pkwy, Suite 235, Deer Park, Illinois 60010. The parties hereby agree as follows:

1.           Definitions. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below, and grammatical variations of such terms shall have corresponding meanings:

1.1           “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

1.2           “*** Development Activities” shall mean all activities reasonably necessary to generate all data and information reasonably required for the chemistry, manufacturing, and controls (CMC) portion(s) of Regulatory Filings for Product in the Territory (as set forth in 21 C.F.R. § 314.50(d)(1)), including the drug product (as detailed in 21 C.F.R. § 314.50(d)(1)(ii), including the drug formulation, drug batch manufacturing, a list of all components used in the manufacture of the drug product and a statement of the composition of the drug product, the specifications for each component, and the proposed or actual master product record); (c) the environmental impact (as detailed in 21 C.F.R. § 314.50(d)(1)(iii)); and (d) developing and validating (i) the final and scaled-up manufacturing process, (ii) all appropriate analytical methods related to Product, and (iii) the finished dosage formulation for Product.

1.3           “*** Development Costs” shall mean the lesser of (a) all of *** out of pocket costs directly incurred (and actually paid to Third Parties) for the *** Development Activities and (b) one million dollars ($1,000,000).

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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1.4           “*** Technology” shall mean all technology and intellectual property rights that were conceived, created, generated, made, derived, developed or reduced to practice by or on behalf of*** (solely or jointly) either unrelated to *** performance of the *** Development Activities or prior to the Effective Date to the extent (a) incorporated into the Work Product or (b) the use or exploitation of which is reasonably necessary for the use or exploitation of the Work Product or the research, development, commercialization or other exploitation of Product.

1.5           “API” shall mean the active pharmaceutical ingredient corticotropin.

1.6           “Certificate of Analysis” shall mean the certificate to be issued by *** for each batch or lot of Product stating the Specifications, the testing results, and the analytical methods used.

1.7           “Certificate of Compliance” shall mean the certificate to be issued by *** stating that the Product was manufactured and tested in compliance with the terms and conditions of this Agreement, cGMP, all applicable laws and regulations and the Quality Agreement.

1.8           “cGMP” shall mean the principles detailed in the United States Current Good Manufacturing Practices (21 C.F.R. §§ 200, 211 and 600).

1.9           “Clinical Costs” shall mean all costs and expenses incurred by Eton or its Affiliates in connection with any preclinical, clinical or bioequivalence studies for Product less the *** Development Costs.

1.10         “FDA” shall mean the Food and Drug Administration of the United States or any successor thereto.

1.11         “First Commercial Sale” shall mean, with respect to any Product, the first sale of such Product to a Third Party after Registration of such Product.

1.12         “Eton Development Activities” shall mean all activities reasonably necessary to generate all data and information reasonably required for Regulatory Filings for Product in the Territory, including all preclinical, clinical, and bioequivalence studies, but excluding the *** Development Activities.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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1.13         “Gross Profits” shall mean, with respect to a Product, Net Sales of such Product less the fully-burdened cost of goods sold determined in accordance with generally accepted accounting principles, including any applicable Third Party royalty payments or similar payments and the applicable Transfer Price.

1.14         “Litigation Expenses” shall mean all costs and expenses (including attorneys’ fees and costs), but excluding any royalty payments or similar payments covered by Section 1.13, incurred by Eton or its Affiliates in connection with any claim, demand, action or proceeding regarding Product, not to exceed two million dollars ($2,000,000) in the aggregate except upon mutual written agreement.

1.15         “Net Sales” shall mean the gross sales price of Product invoiced by Eton or its Affiliates to customers who are not Affiliates (or are Affiliates but are the end users of such Product), less (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such customers; (b) freight and insurance costs in transporting Products; (c) cash, quantity and trade discounts, rebates and other price reductions for Product; (d) sales, use, value-added and other direct taxes; (e) customs duties, tariffs, surcharges and other governmental charges incurred in exporting or importing Product; and (f) an allowance for uncollectible or bad debts determined in accordance with generally accepted accounting principles, which shall not exceed one percent (1%) of Net Sales of the Product, and will be updated annually based on actual losses.

1.16         “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group of any of the foregoing.

1.17         “Product” shall mean the product, in such form and formulation for injectable administration, containing corticotropin as an active pharmaceutical ingredient with a concentration of 80 USP units/mL, USP, to be developed by *** for the benefit of Eton in accordance with this Agreement.

1.18         “Product Profits” shall mean, with respect to a Product and will be calculated every calendar quarter, Gross Profits of such Product, less (a) the Recovery Amount not previously deducted; (b) the Clinical Costs not previously deducted up to twenty-five percent (25%) of Gross Profits for such calendar quarter; and (c) selling, general and administrative expenses related to the Product, which shall not exceed twenty percent (20%) of Net Sales in any calendar quarter as determined in accordance with generally accepted accounting principles, including sales commissions incurred on the sale of such Product.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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1.19         “Purchase Order” shall mean a written purchase order provided by Eton or its Affiliate to *** for the supply and purchase of Product under this Agreement.

1.20         “Recovery Amount” shall mean all Litigation Expenses and all costs and expenses incurred by Eton or its Affiliates in connection with the development, commercialization, obtaining and maintaining Registrations and other exploitation or use of Product (including any costs or expenses related to safety monitoring or recall of Product), but excluding Clinical Costs.

1.21         “Registration” shall mean any registration, license, permit or governmental approval or clearance from the FDA or other regulatory authority necessary for the purchase, distribution, promotion, marketing or sale of a human pharmaceutical product.

1.22         “Regulatory Filing” shall mean any New Drug Application or Abbreviated New Drug Application, or any other application, notification or submission made to or with the FDA or other regulatory authority for Registration of a human pharmaceutical product, together with all amendments and supplements to any of the foregoing.

1.23         “Specifications” shall mean the specifications for Product provided by Eton to *** hereunder, as modified from time to time by mutual written agreement between the parties.

1.24         “Territory” shall mean collectively all the territories and possessions of the United States of America and worldwide as mutually agreed by both Parties.

1.25         “Third Party” shall mean any Person other than Eton, *** or their respective Affiliates.

1.26         “Transfer Price” shall mean, with respect to a Product purchased by Eton or its Affiliates from *** hereunder, one hundred twenty percent (120%) of *** demonstrated costs to manufacture such Product but excluding any costs to procure API.

1.27         “Work Product” shall mean all methods of manufacture or use of Product and all discoveries, inventions (whether or not protectable under patent laws), designs, developments, works of authorship, data, information, compositions, formulae, procedures, protocols, techniques, results of experimentation and testing and other technology and all intellectual property rights therein and thereto conceived, created, generated, made, derived, developed, reduced to practice, or otherwise resulting from performance of the *** Development Activities, whether directly or indirectly or solely or jointly with others.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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2.            Representations and Warranties.

2.1         By Each Party. Each party represents and warrants to the other party as follows:

2.1.1       Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

2.1.2       Such party (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

2.1.3       All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

2.1.4           The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it. Neither party, its Affiliates, its (sub)contractors, nor any of its or their officers, directors, employees or consultants, have been debarred by the FDA or other applicable governing health authority (or authorities), under any existing or prior law or regulation.

2.2         By ***. *** represents and warrants to Eton as follows:

2.2.1       All data, information, results of experimentation and testing provided by *** to Eton regarding Product shall be accurate and complete in all respects.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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2.2.2       The *** Development Activities shall be performed in a professional and workmanlike manner in accordance with the highest applicable industry standards.

2.2.3       All Product supplied by *** shall be manufactured, stored and supplied in accordance with, and otherwise perform its obligations hereunder in accordance with, all applicable laws (including cGMP and all applicable FDA or other regulatory authority requirements), the Quality Agreement, this Agreement and generally accepted professional standards.

2.2.4       All Product supplied by *** shall be free from defect in workmanship and material and shall meet all Specifications. Upon delivery of a Product, the Product shall be in conformity with applicable law and the Quality Agreement, and shall not be adulterated, misbranded, misused, contaminated, tampered with or otherwise altered, mishandled, or subjected to negligence. Title to all Products delivered hereunder shall pass to Eton concurrently with risk of loss, free and clear of all liens, encumbrances and other adverse claims.

2.3         DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 2, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE TECHNOLOGY, THE PRODUCT OR ANY OTHER MATTER, INCLUDING ANY REPRESENTATION OR WARRANTY REGARDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

3.           Development and Registration.

3.1         Initial Technology Transfer. As soon as reasonably practical following the Effective Date, Eton shall provide *** with a copy of the Specifications, the anticipated formulation for Product, and the initial manufacturing process for Product.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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3.2         *** Development.

3.2.1       *** shall be responsible for and shall perform the *** Development Activities in accordance with this Agreement, cGMP and all applicable laws and regulations. Eton, at its sole expense, shall supply *** with such quantities of API, at such times as reasonably requested by *** as necessary for use in the *** Development Activities.

3.2.2       *** shall perform the *** Development Activities at its sole expense, provided, however, that *** out of pocket costs directly incurred (and actually paid to Third Parties) for the *** Development Activities in excess of one million dollars ($1,000,000) shall be shared by the parties as follows: seventy percent (70%) by Eton and thirty percent (30%) by ***.

3.2.3       *** shall keep Eton reasonably informed of its progress in performing the *** Development Activities. Without limiting the generality of the foregoing, following the end of each calendar quarter, *** shall prepare and provide Eton with (a) an invoice for reimbursement of Eton’s share of any Third Party expenses set forth in Section 3.2.2 and (b) a reasonably detailed written report describing in detail (i) its progress in performing the *** Development Activities sufficient to enable Eton to understand and monitor *** diligence and the results thereof, through such date of such report, and (ii) the calculation of Eton’s share, if any, of the Third Party expenses set forth in Section 3.2.2. Eton shall remit payment for Eton’s share, if any, of the Third Party expenses set forth in Section 3.2.2 as properly set forth in such invoice and report within forty-five (45) days after receiving such invoice and report.

3.3         Eton Development. Eton shall be responsible for and shall perform, at its sole expense, all Eton Development Activities in accordance with this Agreement, cGMP and all applicable laws and regulations. ***, at its sole expense, shall supply Eton with such quantities of Product, at such times as reasonably requested by Eton, for use in connection with the Eton Development Activities.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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3.4         Work Product.

3.4.1       *** promptly shall disclose all Work Product to Eton and provide copies thereof in a form reasonably requested by Eton. Eton shall own all Work Product, and *** hereby assigns to Eton all right, title and interest therein and thereto. Notwithstanding anything to the contrary herein, all Work Product shall be Confidential Information of Eton.

3.4.2       If *** incorporates or permits to be incorporated any *** Technology into the Work Product, or the use or exploitation of any *** Technology is reasonably necessary for the use or exploitation of the Work Product or the research, development, commercialization or other exploitation of Product, then *** hereby grants to Eton and its Affiliates a non-exclusive, royalty-free, irrevocable, worldwide, fully paid-up license (with the right to grant sublicenses through multiple tiers) to use, practice and exploit such *** Technology for such purpose.

3.4.3       *** shall perform, during and after the Term, all acts that Eton deems necessary or desirable to permit and assist Eton in obtaining, perfecting and enforcing the full benefits, rights and title in the Work Product. If Eton is unable for any reason to secure *** signature to any document required to file, prosecute, register or memorialize the assignment of any rights under any Work Product, *** hereby irrevocably designates and appoints Eton as *** agent and attorney-in-fact to act for and on *** behalf and instead of *** to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights under such Work Product, all with the same legal force and effect as if executed by ***. The foregoing is deemed a power coupled with an interest and is irrevocable.

3.5         Registration.

3.5.1       Eton shall own any and all Regulatory Filings and Registrations for Product.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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3.5.2       Eton shall have the exclusive right (a) to prepare, file, prosecute, submit and control all Regulatory Filings for Product; (b) to interact and communicate with the FDA and other regulatory authorities regarding Regulatory Filings and Registration of Product; (c) to collect information on the adverse effects of Product and report the same to the FDA and other regulatory authorities; and (d) to coordinate and control any Recall (as defined below) of Product in accordance with this Agreement and applicable laws and regulations and reporting relevant information to the FDA and other regulatory authorities.

3.5.3       Eton shall pay filing fees associated with Regulatory Filings, but all filing fee expenses can be recouped through product sales as a Recovery Amount.

3.5.4       *** shall reasonably assist, execute such certificates and other instruments and documents, perform all such other acts as may be necessary or appropriate and otherwise cooperate with and provide reasonable assistance to Eton as Eton may request from time to time regarding any Regulatory Filings or amendments to Registrations for Product, including qualifying a Third Party second source of Product in accordance with this Agreement and all applicable laws and regulations.

3.5.5       *** shall be responsible for obtaining, at its own expense, all permissions, licenses and approvals necessary to perform its obligations under this Agreement.

4.           Manufacture and Supply.

4.1         Supply to Eton.

4.1.1       Subject to the terms and conditions of this Agreement, *** shall manufacture and supply Product exclusively to Eton and Eton’s Affiliates during the Term.

4.1.2       During the Term and for a period of two (2) years thereafter, *** shall not (a) market, solicit orders for, offer for sale, sell, import, distribute, commercialize or otherwise provide Product to any other party; (b) directly or indirectly engage in or assist any Third Party in the research, development, obtaining Registration, manufacture, offering for sale, sale, distribution, commercialization or other provision or disposition of any product that comprises or contains ***; or (c) enter into any agreement to do any of the foregoing.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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4.1.3       Eton shall have the right (a) to engage a Third Party second source for Product and to purchase such amounts of Product from such second source supplier as reasonably necessary to qualify and maintain such second source supplier for commercial production of Product in accordance with prudent industry practices, and (b) to procure Product if, at any time, *** is unable to demonstrate to Eton’s satisfaction that it will be able to timely supply Eton’s requirements for Product hereunder or upon *** prior written consent to Eton.

4.2         Forecasts.

4.2.1       Not less than ninety (90) days prior to the anticipated First Commercial Sale of Product and before the first (1st) business day of each month thereafter, Eton shall provide *** with a written rolling twelve (12) month forecast of its good faith estimated requirements for Product under this Section 4 (“Forecast”). The first six (6) months of each Forecast shall be binding (the “Firm Order Period”) and simultaneously with submission of the Forecast, Eton shall submit Purchase Order(s) for the Product to be delivered during the Firm Order Period. The remaining Forecast quantities estimated shall be non-binding and for planning purposes only.

4.2.2       *** shall supply the quantity of Product ordered by Eton under this Section 4 in any calendar month up to one hundred twenty percent (120%) of the quantity forecasted for such calendar month in the most recent Forecast. If Eton’s Purchase Orders in any calendar month exceed one hundred twenty percent (120%) of the quantity forecasted in the most recent Forecast, then *** shall use good faith efforts to supply such excess.

4.3         Purchase Orders.

4.3.1       Eton or its Affiliate shall submit a Purchase Order to *** for each order of Product under this Agreement. Each Purchase Order shall (a) indicate the quantity of Product required and the delivery date and (b) be submitted at least ninety (90) days prior to the required delivery date. If no delivery date is specified in the Purchase Order, the Product shall be delivered hereunder ninety (90) days after the Purchase Order date.

4.3.2       *** shall accept all Purchase Orders that comply with the terms of this Agreement in writing to Eton. Any Purchase Order that is not rejected by *** in writing within three (3) business days after its receipt due to non-compliance with the terms of this Agreement shall be deemed accepted by ***.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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4.3.3       Unless otherwise agreed to by the parties, the minimum shelf life of Product provided to Eton by *** shall not be less than seventy-five percent (75%) of the approved shelf life after receipt of Product by Eton.

4.4         Transfer of API.

4.4.1       Except as set forth herein, Eton shall provide *** with quantities of API necessary to fulfill orders for Product and otherwise fulfill its obligations hereunder at no cost to ***. Title and risk of loss shall transfer to *** upon delivery. *** shall handle, store and use all such API in accordance with industry standards and all applicable laws and regulations to maintain such API at all times for its intended purpose. *** shall use the API to fulfill its obligations hereunder and shall not use the API for any other purpose.

4.4.2       If, due to *** negligence, recklessness, willful misconduct or breach of this Agreement, API delivered under Section 4.4.1 is wasted, spoiled or otherwise rendered unfit for its intended use (including by reason of Product rejection in accordance with Section 4.10), then (a) *** shall notify Eton in writing of the amount of wasted, spoiled or otherwise unfit API, (b) Eton shall use commercially reasonable efforts to procure replacement API for ***, and (c) *** shall pay Eton an amount equal to Eton’s fully-burdened costs to procure and supply such replacement API. Eton shall invoice *** for the replacement API, and *** shall pay all such invoiced amounts within forty-five (45) days after receipt of such invoice.

4.5         Quality Agreement. Within ninety (90) days after the Effective Date or such other date as the parties mutually agree, the parties shall enter into a quality agreement (the “Quality Agreement”) regarding the manufacture and supply of Product by *** to Eton hereunder. The Quality Agreement shall contain provisions consistent with the provisions of this Agreement and such other provisions as customary in the industry or otherwise required for compliance with cGMP and all other applicable FDA or other regulatory authority requirements.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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4.6         Quality Control.

4.6.1       *** (a) shall manufacture all Product in accordance with the Specifications, the terms and conditions of this Agreement, cGMP, the Quality Agreement and all applicable laws and regulations; and (b) shall cause all Product to be free from adulteration or defects.

4.6.2       In accordance with the Quality Agreement, *** shall test and release, or cause to be tested and released by Third Party testing facilities specified in the Quality Agreement and audited by ***, Product manufactured and supplied hereunder.

4.6.3       For each shipment of Product to Eton hereunder, *** shall provide a Certificate of Analysis and a Certificate of Compliance along with the shipment.

4.6.4       *** shall prepare methods and all necessary documentation to enable testing of Product by Eton or its designee and shall deliver such methods and necessary documentation to Eton before the first shipment of Product hereunder.

4.6.5       *** shall properly store and retain appropriate samples (identified by batch number) of Product that it supplies to Eton in conditions and for times consistent with all Specifications (which shall not be less than (a) five (5) years from the date of manufacture, or (b) one (1) year following the retest date, whichever is longer) and to permit appropriate or required internal or external regulatory checks and references (collectively, the “Retention Samples”). *** shall provide Eton with access to and portions of the Retention Samples for testing and other purposes upon request.

4.6.6       *** shall maintain all records relating to the manufacture, stability and quality control of all Product and all records reasonably necessary to support and verify *** compliance with this Agreement and the Quality Agreement. *** shall maintain all such records for a period of not less than five (5) years from the manufacturing date of Product to which such records pertain, or such longer period as may be required by any applicable law.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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4.7         Trademarks.

4.7.1       Eton shall have the right to determine the names and trademarks, trade names, designs, logos and markings (“Trademarks”) used in connection with the promotion, marketing and sale of Product and shall own all such Trademarks. *** shall label and package all Products hereunder in accordance with the respective labeling approved by Eton and in accordance with applicable laws.

4.7.2       Subject to the terms and conditions of this Agreement, Eton grants to *** a non-exclusive, non-transferable, revocable and terminable license to affix Eton’s Trademarks to Products and Product packaging as contemplated herein.

4.7.3       Except as set forth herein, *** shall not (a) use any of Eton’s Trademarks, or any mark or name confusingly similar thereto, as part of a corporate or business name or in any other manner, or (b) register any Trademark (including any company name) which is identical to or confusingly similar to or incorporates any Trademark which Eton or any of its Affiliates owns or claims to own. Any goodwill associated with Eton’s Trademarks affixed, applied or used in connection with the Product shall accrue to Eton’s sole benefit. Eton shall have the right, at reasonable times, to conduct such inspections as reasonably necessary or appropriate to police and monitor the use of the Trademarks hereunder.

4.7.4       Only the limited license and rights to Eton’s Trademarks expressly granted in this Section 4.7 shall be of legal force and effect. No rights or licenses are granted under any intellectual property rights of Eton’s except as expressly provided herein, whether by implication, estoppel or otherwise.

4.8         Packing and Shipping. All amounts of Product ordered by Eton shall be packed for shipment and storage in full accordance with applicable law, the Specifications, Eton’s instructions and in full compliance with the Quality Agreement. Delivery shall be Ex Works (Incoterms 2010) *** U.S. warehousing facility. Upon learning of any potential delivery delays, *** shall notify Eton as to the cause of such delays and the actions taken by *** to resolve such delays. If *** fails to make deliveries at the specified time and such failure is not caused by Eton, *** shall, at no additional cost to Eton, employ accelerated measures such as material expediting fees, premium transportation costs, or labor overtime required to meet the specified delivery schedule or minimize the lateness of deliveries.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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4.9         Transfer Price. Subject to the terms and conditions of this Agreement, for any Product purchased from *** hereunder, Eton shall pay to *** the applicable Transfer Price. *** shall invoice Eton for the applicable Transfer Price for Product purchased hereunder after delivery of such Product. Payment shall be due within forty-five (45) days after receipt of such invoice.

4.10       Acceptance. If a shipment of Product or any portion thereof is not in conformance with the Specifications, then Eton shall have the right to reject such shipment, or the portion thereof that fails to so conform. Eton shall give written notice to *** of its rejection hereunder, within forty-five (45) days after Eton’s receipt of such shipment, specifying the grounds for such rejection. *** shall replace such rejected Product within ninety (90) days after receipt of notice of rejection thereof.

4.11       Pharmacovigilance.

4.11.1     Each party shall maintain an effective system for the review, evaluation and reporting of Product complaints and adverse drug experiences, as defined in 21 C.F.R. § 314.80(a) and as required under applicable law and in accordance with the Quality Agreement.

4.11.2     Each party shall promptly (but in any event within three (3) business days) advise the other of any safety or toxicity problem of which either party becomes aware regarding the Product. *** shall, within five (5) business days following notification to ***, inform Eton in the event of any FDA or other regulatory inspection relating to the Product and shall immediately (but in any event within one (1) business day) notify Eton in writing of any adverse event relating to the Product.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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4.12       Recall.

4.12.1     Each party promptly shall notify the other party if a Product is determined to be the subject of a recall, market withdrawal, or correction (collectively, “Recall”). In the event of a Recall, Eton shall be responsible for coordinating and managing such Recall. *** shall reasonably cooperate with Eton and take all necessary actions that may be necessary for Eton to manage the Recall, including providing Eton with any and all data, information and documents requested by Eton within three (3) days of such request. The parties agree to cooperate in case of a Recall and provide such information as may be necessary to effectuate the Recall and to satisfy any regulatory requests about the Recall.

4.12.2     If a Recall is due solely to Eton’s breach of its obligations herein, gross negligence or willful misconduct, then Eton shall bear all reasonable out-of-pocket costs and expenses (including attorneys’ fees) in connection with the Recall incurred by either party or its Affiliates, including all notification letters, postage, phone calls, faxes, courier charges and all shipping expenses (collectively, “Recall Expenses”). In all other cases, *** shall bear all Recall Expenses.

4.13       Access and Inspections.

4.13.1     *** shall (a) permit, and shall cause its Affiliates to permit, the FDA and other regulatory agencies to perform inspections of its factory which contains the manufacturing operations for Product; (b) as soon as reasonably practicable, but in no event later than forty-eight (48) hours after being notified of any proposed visit to, or inspection of, the factory, notify Eton of such inspections; and (c) permit Eton or its representatives to be present and participate in such visit or inspection. *** promptly shall notify Eton of all results of an inspection that affect the manufacturing processes of Product or that may affect *** ability to supply Products to Eton hereunder.

4.13.2     During the Term and for a period of two (2) years thereafter, *** shall make available to Eton or its representatives upon request all documentation, records, raw data, specimens, labeling, certificates, specifications, formulae, data, procedures, and other work product relating to the manufacture or testing of the Product, equipment, and facilities relating to this Agreement within thirty (30) days advance notice for inspection by Eton, its representatives, including authorized Third Party consultants, or representatives of the FDA or any other regulatory authority.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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4.13.3     Notwithstanding the foregoing, Eton shall have the right to conduct audits under this Section 4.13 for cause, including pursuant to a notice from the FDA or any other regulatory authority or an audit by the FDA or any other regulatory authority, as soon as practicable, but not more than once per year. Eton shall have the right to access any facility manufacturing the Product on behalf of *** pursuant to this Agreement, and all applicable records related thereto, to oversee production of the Product, to discuss and inspect its manufacturing processes, and to test the Product and review *** records or the records of the applicable facility.

4.13.4     If Eton observes, discovers or is notified of any variances from established standards and methods of production of the Product (or any component thereof) at a manufacturing facility, Eton shall give written notice thereof to *** (“Variance Notice”), and upon receipt of any such notice, *** promptly shall take all appropriate remedial or corrective action and give written notice to Eton describing in reasonable detail such actions taken. Upon any failure to cure such variance or noncompliance set forth in the Variance Notice within a reasonable amount of time, not to exceed ninety (90) days, in addition to any rights and remedies available to Eton pursuant to this Agreement or under applicable law, Eton shall have the option to (a) implement such necessary remedial actions necessary to cure such variance, or (b) terminate this Agreement. No inspections, audits or testing performed by Eton as set forth in this Section shall relieve *** of any liability for the Product later found to be defective or for *** failure to meet its obligations under this Agreement.

5.           Financial Terms.

5.1         Remittance to ***.

5.1.1       Subject to the terms and conditions of this Agreement, Eton shall pay to *** thirty percent (30%) of the Product Profits.

5.1.2       In the event that a Product is sold by Eton or its Affiliates in combination with one or more products which is itself not a Product, then Net Sales of such combination shall be adjusted by multiplying the Net Sales of such combination by the fraction A/(A+B) where A is the fair market value of the Product(s) and B is the fair market value of the other product(s) in the combination sale, each as reasonably determined by Eton.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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5.2         Reports and Payments. Within forty-five (45) days after the end of each calendar quarter, Eton shall deliver to *** a report showing for such calendar quarter in reasonably specific detail the calculation of Net Sales, Gross Profits and Product Profits. Eton shall remit the total payments due during such calendar quarter at the time such report is made. Payment in whole or in part may be made in advance of such due date. Reports before the First Commercial Sale of such Product will only detail amounts Eton has spent on Clinical Costs and Recovery Amounts. No payments shall be due for any Product before the First Commercial Sale. With respect to amounts received in United States dollars, all amounts shall be expressed in United States dollars. With respect to amounts received in a currency other than United States dollars, all amounts shall be expressed both in the currency in which the amount is invoiced (or received as applicable) and in the United States dollar equivalent. The United States dollar equivalent shall be calculated using the average of the exchange rate (local currency per US $1) published in The Wall Street Journal, Eastern Edition, under the heading “Currency Trading” on the last business day of each month during the applicable calendar quarter.

5.3         Withholding Taxes. Eton shall be entitled to deduct the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts payable by Eton or its Affiliates, or any taxes required to be withheld by Eton or its Affiliates, to the extent Eton or its Affiliates pay to the appropriate governmental authority on behalf of *** such taxes, levies or charges. Eton shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of *** by Eton or its Affiliates. Eton promptly shall deliver to *** proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

5.4         Audits.

5.4.1       Upon the written request of a party (the “Auditing Party”) and not more than once in each calendar year, the other party shall permit an independent certified public accounting firm of nationally recognized standing selected by the Auditing Party and reasonably acceptable to the other party, at the Auditing Party’s expense, to have access during normal business hours to such of the financial records of the other party as may be reasonably necessary to verify the accuracy of any invoices, reports, or other records of any amounts owed hereunder for the eight (8) calendar quarters immediately prior to the date of such request (other than records for which the Auditing Party has already conducted an audit under this Section).

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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5.4.2       If such accounting firm concludes that additional amounts were owed during the audited period, the other party shall pay such additional amounts within thirty (30) days after the date the Auditing Party delivers to the other party such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by the Auditing Party; provided, however, to the extent the auditor determines an underpayment discrepancy greater than ten percent (10%), then the other party shall pay the reasonable fees and expenses charged by such accounting firm.

5.4.3       The Auditing Party shall cause its accounting firm to retain all financial information subject to review under this Section 5.4 in strict confidence; provided, however, that the other party shall have the right to require that such accounting firm, prior to conducting such audit, enter into an appropriate and reasonable non-disclosure agreement with the other party regarding such financial information. The accounting firm shall disclose to the Auditing Party only whether the amounts are correct or not and the amount of any discrepancy. No other information shall be shared. The Auditing Party shall treat all such financial information as the other party’s Confidential Information (as defined below), and shall not disclose such financial information to any Third Party or use it for any purpose other than as specified in this Section 5.4.

6.           Indemnification and Insurance.

6.1         Indemnification by ***. *** shall indemnify, defend and hold harmless Eton, its Affiliates, and its and their respective officers, directors, shareholders, employees, agents and representatives (collectively “Eton Indemnitees”) from any and all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Losses”) arising from any claim, demand, action or other proceeding by a Third Party, to the extent arising out of or caused by (a) gross negligence or willful misconduct of ***, its agents or Affiliates; (b) any breach of any representation, warranty or covenant of this Agreement by ***; (c) *** failure to fully comply with all applicable laws regarding Product, its use, or any part thereof; or (d) infringement of any intellectual property rights of a Third Party or misappropriation by *** or its Affiliates of any know-how of a Third Party by use or exploitation of the *** Technology; provided, however, that the foregoing indemnity obligations shall not apply to the extent that any Loss arises from, is based on, or results from any matter set forth in Section 6.2 for which Eton is obligated to indemnify *** Indemnitees.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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6.2         Indemnification by Eton. Eton shall indemnify, defend and hold harmless ***, its Affiliates, and its and their respective officers, directors, shareholders, employees, agents and representatives (collectively “*** Indemnitees”) from any and all Losses arising from any claim, demand, action or other proceeding by a Third Party, to the extent arising out of or caused by (a) gross negligence or willful misconduct of Eton, its agents or Affiliates; (b) any breach of any representation, warranty or covenant of this Agreement by Eton; (c) Eton’s failure to fully comply with all applicable laws regarding Product, its use, or any part thereof; (d) the use of Product in accordance with the applicable label by any customer; (e) infringement of any intellectual property rights of a Third Party or misappropriation by Eton or its Affiliates of any know-how of a Third Party by the use, exploitation or commercialization of the Product; or (f) use of Eton’s Trademarks; provided, however, that the foregoing indemnity obligations shall not apply to the extent that any Loss arises from, is based on, or results from any matter set forth in Section 6.1 for which *** is obligated to indemnify Eton Indemnitees.

6.3         Procedure. A party seeking indemnification (the “Indemnitee”) shall promptly notify the other party (the “Indemnifying Party”) in writing of a claim, demand, action or proceeding; provided that an Indemnitee’s failure to give such notice or delay in giving such notice shall not affect such Indemnitee’s right to indemnification under this Section 6 except to the extent that the Indemnifying Party has been prejudiced by such failure or delay. The Indemnifying Party shall have the right to control the defense of all indemnification claims hereunder. The Indemnitee shall have the right to participate at its own expense in the claim, demand, action or proceeding with counsel of its own choosing. The Indemnifying Party shall consult with the Indemnitee in good faith with respect to all non-privileged aspects of the defense strategy. The Indemnitee shall cooperate with the Indemnifying Party as reasonably requested at the Indemnifying Party’s sole cost and expense. The Indemnifying Party shall not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding that diminishes the rights or interests of the Indemnitee without the prior express written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed.

6.4         Limitation of IP Indemnification. If the Indemnifying Party reasonably determines that the aggregate of the Litigation Expenses and the Losses arising out of or caused by infringement or misappropriation described in this Section 6 is likely to exceed two million dollars ($2,000,000), then, without prejudice to any other rights or remedies the parties may have, the parties shall discuss in good faith the merits of continuing to incur such Litigation Expenses or Losses.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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6.5         Insurance. Each Party shall obtain, at its expense, the following minimum insurance coverages during the Term and for five (5) years thereafter. Each party shall provide a certificate of insurance evidencing such coverage to the other party upon request.

6.5.1       *** shall obtain the following insurance coverages:

(a)          worker’s compensation insurance as required by applicable law;

(b)          product liability insurance with respect to the Product with a minimum of five million dollars ($5,000,000) per occurrence and five million dollars ($5,000,000) annual aggregate for bodily injury and property damage;

(c)          commercial general liability insurance with a minimum of five million dollars ($5,000,000) per occurrence and five million dollars ($5,000,000) annual aggregate; and

(d)          property insurance (sufficient to fully cover the cost of replacement), through the designated freight carrier or otherwise, on all of the Products at all times until receipt by Eton.

6.5.2       Eton shall obtain the following insurance coverages:

(a)          worker’s compensation insurance as required by applicable law;

(b)          product liability insurance with respect to the Product with a minimum of five million dollars ($5,000,000) per occurrence and five million dollars ($5,000,000) annual aggregate for bodily injury and property damage; and

(c)          commercial general liability insurance with a minimum of five million dollars ($5,000,000) per occurrence and five million dollars ($5,000,000) annual aggregate.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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6.6         LIMITATION OF LIABILITY. WITHOUT LIMITING THE RIGHTS OR REMEDIES OF THE PARTIES REGARDING THE OBLIGATIONS TO INDEMNIFY, DEFEND AND HOLD HARMLESS FOR INTELLECTUAL PROPERTY INFRINGEMENT PURSUANT TO SECTION 6.1(d) AND SECTION 6.2(e) THE MAXIMUM LIABILITY OF EACH PARTY SHALL BE CAPPED AT $1 MILLION AND NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

7.           Confidentiality.

7.1         Confidential Information. Each party shall maintain in confidence any and all information of the other party that is disclosed by the other party, whether disclosed orally or in written, graphic, schematic, or electronic form, and identified as, or acknowledged to be, confidential at the time of disclosure (the “Confidential Information”), and shall not use, disclose or grant the use of the Confidential Information except on a strictly need-to-know basis to those directors, officers, affiliates, employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators or contractors, to the extent such disclosure is reasonably necessary in connection with performing its obligations or exercising its rights under this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.

7.2         Permitted Disclosures. The confidentiality obligations contained in Section 7.1 above shall not apply to the extent that (a) any receiving party (the “Recipient”) is required (i) to disclose information by law, regulation or order of a governmental agency or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request the highest level of confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any party to this Agreement and not under a duty of confidentiality to the other party; or (iv) the disclosed information was independently developed by the Recipient without use of the Confidential Information disclosed by the other party.

7.3         Terms of this Agreement. Except as otherwise provided in Section 7.2 above, neither party shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party. Upon a party’s request, the parties shall discuss in good faith information that can be used to describe the terms of this transaction, and each party may disclose such information, as modified by mutual agreement from time to time, without the other party’s consent.

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7.4         Injunctive Relief. Each party acknowledges that it will be impossible to measure in money the damage to the other party if such party fails to comply with the obligations imposed by this Section 7, and that, in the event of any such failure, the other party may not have an adequate remedy at law or in damages. Accordingly, each party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure and shall not oppose the granting of such relief on the basis that the disclosing party has an adequate remedy at law. Each party agrees that it shall not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party seeking or obtaining such equitable relief.

8.           Term and Termination.

8.1         Term. The Agreement shall commence on the Effective Date and shall continue for a period of ten (10) years from the commercial launch date of Product by Eton unless earlier terminated under Section 8.2 (the “Term”).

8.2         Termination.

8.2.1       In the event of a material breach of this Agreement by either party, including for violation of any applicable trade control or anti-corruption law, the non-breaching party may provide written notice of such breach to the breaching party, including a description of the breach, and indicating the non-breaching party’s intent to terminate this Agreement. The breaching party shall have thirty (30) days from its receipt of such notice to cure the breach, provided the breach is capable of being cured within the thirty (30) day period. If the breaching party fails to cure the breach within such period, then unless otherwise agreed by the non-breaching party, this Agreement shall terminate on the date that is thirty (30) days following the breaching party’s receipt of the notice of breach from the non-breaching party. If the breach is not capable of being remedied within thirty (30) days, the Agreement terminates upon the written notice.

8.2.2       Each party shall have the right to terminate this Agreement immediately upon written notice if the manufacture, distribution or sale of Product in the Territory materially contravenes any new or existing applicable law and cannot be brought into compliance with such law within a reasonable period of time after notice thereof.

8.2.3       Eton shall have the right to terminate this Agreement (a) immediately upon written notice to *** for *** failure to cure such variance or noncompliance set forth in a Variance Notice pursuant to Section 4.13.3; (b) upon six (6) months prior written notice to *** if any of *** Certificates of Analysis or Certificates of Conformance reveal that the Product is not in compliance with the Specifications and such non-compliance is not cured before the expiration of such six (6) month period; or (c) upon thirty (30) days prior written notice to *** if *** fails to complete the *** Development Activities and otherwise fulfill its obligations under Section 3.2.1 within two (2) years after the Effective Date.

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8.2.4       Eton shall have the right to terminate this Agreement upon thirty (30) days prior written notice to *** if (a) Eton determines that the aggregate of Losses arising out of or caused by infringement or misappropriation described in clause (e) of Section 6.2 and Litigation Expenses is reasonably likely to exceed two million dollars ($2,000,000); (b) the FDA issues a Refusal to File letter in response to the initial Regulatory Filing for Product; (c) Product is not first commercially sold within three (3) years after the Effective Date; (d) Eton determines, after consulting with ***, that a Product presents patient safety or tolerability issues; (e) Product Profits are less than thirty percent (30%) of the gross sales price invoiced by Eton for two (2) consecutive calendar quarters; or (f) Eton otherwise reasonably determines to terminate this Agreement for regulatory, safety or commercial reasons.

8.3         Effect of Termination or Expiration.

8.3.1       Termination or expiration of this Agreement shall be without prejudice to any rights which shall have accrued to the benefit of any party prior to such termination or expiration. Without limiting the foregoing, Sections 2.3, 3.4, 3.5, 4.1.2, 4.6, 4.11, 4.12, 4.13, 6, 7, 8.3 and 9 shall survive any termination or expiration of this Agreement.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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8.3.1       If Eton terminates this Agreement in accordance with Sections 8.2.2 or 8.2.4, then Eton shall, within thirty (30) days after the date of termination, reimburse *** the positive remainder, if any, of the *** Development Costs minus the aggregate amount of Product Profits paid by Eton to ***.

9.           Miscellaneous.

9.1         Relationship of Parties. The relationship between *** and Eton, with respect to this Agreement, is only that of independent contractors notwithstanding any activities set forth in this Agreement. Neither party is the agent or legal representative of the other party, and neither party has the right or authority to bind the other party in any way. This Agreement creates no relationship as partners or a joint venture, and creates no pooling arrangement.

9.2         Governing Law and Resolution of Disputes.

9.2.1       This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws principles.

9.2.2       Any and all disputes or claims arising from or out of this Agreement shall be litigated exclusively before a court of the State of New York in New York City or, if subject matter jurisdiction exists, the United States District Court for the Southern District of New York. Each party hereby irrevocably and unconditionally consents to the exclusive personal jurisdiction and service of, and venue of, any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim that any action, lawsuit or proceeding brought in any such court has been brought in an inconvenient forum. Any judgment issued by such a court may be enforced in any court having jurisdiction.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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9.3         Assignment. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without such consent, assign this Agreement and its rights and obligations hereunder (a) to any Affiliate, or (b) in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 9.3 shall be void.

9.4         Counterparts. This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

9.5         Waiver. The failure of any party to enforce any of its rights hereunder or at law shall not be deemed a waiver of any of its rights or remedies against another party, unless such waiver is in writing and signed by the party to be charged. No such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature or any other breach or default by such other party. All rights and remedies conferred herein shall be cumulative and in addition to all of the rights and remedies available to each party at law, equity or otherwise.

9.6         Severability. If any provision of this Agreement, or part thereof, is declared by a court of competent jurisdiction to be invalid, void or unenforceable, each and every other provision, or part thereof, shall nevertheless continue in full force and effect.

9.7         Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by a party to the other party shall be in writing, delivered by any lawful means to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to ***:***

If to Eton:	Eton Pharmaceuticals, Inc.
21925 Field Pkwy, Suite 235
Deer Park, Illinois 60010
Attention: Chief Executive Officer

9.8           Further Assurances. The parties agree to execute such additional documents and perform such acts as are reasonably necessary to effectuate the intent of this Agreement.

9.9           Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements regarding the subject matter hereof, whether oral or written. This Agreement shall be modified or amended only by a writing specifically referring to this Agreement signed by both Eton and ***.

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9.10         Force Majeure. Neither Party shall be liable for delays in its performance caused by events beyond its control, such as fires, floods, epidemics, computer virus, earthquakes, riots, acts of terror, acts of God, storms, acts of civil or military authority or similar occurrences, provided the affected party gives the other party written notice of such event within three (3) business days of its occurrence. Such notice shall state the estimated duration of such event and the cause thereof and the affected party shall use commercially reasonable efforts to work around such event beyond its control.

9.11         Use of Other Party’s Name. Neither Party shall use the name of the other Party or any of its Affiliates for advertising, promotional or other purposes without the prior written consent of the other Party.

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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9.12         Headings and Construction. No rule of construction shall be applied to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of this Agreement. The Article and Section headings in this Agreement are for convenient reference only and shall be given no substantive or interpretive effect. With respect to all terms used in this Agreement, words used in the singular include the plural and words used in the plural include the singular. The word ‘including’ means including without limitation, and the words ‘herein,’ ‘hereby,’ ‘hereto’ and ‘hereunder’ refer to this Agreement as a whole. Unless the context otherwise requires, references found in this Agreement: (i) to Articles and Sections mean the Articles and Sections of this Agreement, as amended, supplemented and modified from time to time; (ii) to an agreement, instrument or other document means such agreement; (iii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time, to the extent provided by the provisions thereof and by this Agreement; and (iv) to a statute or a regulation mean such statute or regulation as amended from time to time.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each party has caused a duly authorized representative to execute this Agreement as of the Effective Date.

***

***

ETON PHARMACEUTICALS, INC.

By:	/s/ Sean Brynjelsen
Name:	Sean Brynjelsen
Title:	CEO

***Text has been omitted pursuant to Registrant’s confidential treatment request filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 406 under the Securities Act of 1933.  The omitted text has been filed separately with the Commission.

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